UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 23, 2017 (February 16, 2017)

CHATHAM LODGING TRUST
(Exact name of Registrant as specified in its charter)

Maryland	001-34693	27-1200777
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

222 Lakeview Avenue, Suite 200 West Palm Beach, Florida	33401
(Address of principal executive offices)	(Zip Code)
(561) 802-4477
(Registrant’s telephone number, including area code)

Not Applicable
(Registrant's Former Address)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 16, 2017, the Board of Trustees (the “Board”) of Chatham Lodging Trust (the “Company”) approved, as recommended by the Compensation Committee of the Board (the “Compensation Committee”), compensatory arrangements in which the executive officers of the Company will participate. The arrangements include compensation for 2016 and 2017 and are described in further detail below.
Cash Bonus Compensation for 2016
Upon the recommendations of the Compensation Committee, the Board approved payment of cash bonuses to each of the Company’s four named executive officers (each, an “NEO” and collectively, the “NEOs”) for performance in 2016. Despite the fact that revenue per available room (“RevPAR”) was unchanged from 2016, the Company was able to increase its adjusted earnings before interest, taxes, depreciation and amortization (“Adjusted EBITDA”) and adjusted funds from operations (“Adjusted FFO”) over 2016. Additionally, the Company’s leverage was reduced as a result of the net cash flow generated in 2016. Lastly, each NEO’s individual performance was assessed and considered. The Company did not meet its original net income, Adjusted EBITDA and Adjusted FFO expectations for 2016 and accordingly, each NEO did not earn their targeted bonus amount for 2016. Based on this information, the Board awarded to each of these executives a cash bonus for 2016 as follows:

Jeffrey H. Fisher, the Company’s Chairman, President and Chief Executive Officer, received $850,000.

Dennis M. Craven, the Company’s Executive Vice President and Chief Operating Officer, received $337,500.

Peter Willis, the Company’s Executive Vice President and Chief Investment Officer, received $250,000.

Jeremy Wegner, the Company’s Senior Vice President and Chief Financial Officer, received $256,500.

2017 Compensation
The key elements of the Company’s 2017 compensation program are base salary, annual cash incentive awards, including cash bonuses, time-based restricted share incentive awards and performance-based equity incentive awards, pursuant to the Company’s Equity Incentive Plan. The following disclosure describes the material terms of the elements and, where applicable, the awards and target awards which have been approved by the Compensation Committee for the Company’s four NEOs. The structure and amounts are based, in large part, on the recommendations of a third-party compensation consultant, retained by the Compensation Committee, who reviewed and analyzed the compensation levels and programs of peer companies.
Base Salary and Annual Cash Incentive Awards
The Board approved, as recommended by the Compensation Committee, no changes to each NEOs 2016 base salary so the base salary for 2017 for each of the NEOs is:

Name	2017 Base Salary

Jeff Fisher	$600,000
Dennis Craven	$375,000
Peter Willis	$345,000
Jeremy Wegner	$285,000

For each NEO, any cash bonus awards for 2017 will be determined pursuant to the following components: 50% will be tied to pre-established corporate objectives, 25% based on the achievement of pre-established individual goals and the remaining 25% will be at the discretion of the Compensation Committee and the Board

Equity Incentive Awards
For 2017, the Board, upon the recommendation of the Compensation Committee, approved grants of long-term incentive plan units (“LTIP Units”) of the Company’s operating partnership, Chatham Lodging LP (the “Operating Partnership”), 40% of which are time-based awards (the “2017 Time-Based LTIP Unit Award”) and 60% of which are performance-based awards (the “2017 Performance-Based LTIP Unit Award”). The grants are being made pursuant to award agreements that provide for time-based vesting (the “LTIP Unit Time-Based Vesting Agreement”) or performance-based vesting (the “LTIP Unit Performance-Based Vesting Agreement”).
Time-Based Equity Incentive Awards
The 2017 Time-Based LTIP Unit Awards will be issued March 1, 2017, and will vest ratably on March 1, 2018, March 1, 2019 and March 1, 2020 (provided that the recipient remains employed by the Company through the applicable vesting date, subject to acceleration of vesting in the event of the recipient’s death, disability, termination without cause or resignation with good reason, or in the event of a change of control of the Company). Prior to vesting, a holder will be entitled to receive distributions on the LTIP Units that comprise the 2017 Time-Based LTIP Unit Awards. The following table sets forth the grant date fair value of LTIP units granted to each NEO under the 2017 Time-Based LTIP Unit Awards:

Name	Number of Time-Based LTIP Units Awards	Grant Date Fair Value

Jeff Fisher	TBD	$880,000
Dennis Craven	TBD	$400,000
Peter Willis	TBD	$140,000
Jeremy Wegner	TBD	$166,000

The number of 2017 Time-Based LTIP Unit Awards issued to each NEO will be the grant date fair value shown above divided by the closing price of the Company’s common shares on the NYSE on February 28, 2017.
Performance-Based Equity Incentive Awards
The 2017 Performance-Based LTIP Unit Awards are comprised of Class A Performance LTIP Units of the Operating Partnership (“Class A Performance LTIP Units”) that may vest only if and to the extent that (i) the Company achieves certain long-term performance criteria established by the Compensation Committee and (ii) the recipient remains employed by the Company through the vesting date, subject to acceleration of vesting in the event of the recipient’s death, disability, termination without cause or resignation with good reason, or in the event of a change of control of the Company. Prior to vesting, a holder will not be entitled to vote on any matters but will be entitled to receive 10% of distributions made as and when the Operating Partnership makes such distributions. To the extent any of the Class A Performance LTIP Units become vested, the Operating Partnership will pay to the holder on the vesting date an amount equal to the aggregate amount of distributions that would have been received on such vested Class A Performance LTIP Unit since the grant date minus the aggregate amount of distributions received pursuant to the 10% distribution.

The 2017 Performance-Based LTIP Unit Awards may be earned based on the Company’s relative total shareholder return (“TSR”) performance for the three-year period beginning on March 1, 2017 and ending on February 28, 2020. The 2017 Performance-Based LTIP Unit Awards, if earned, will be paid out between 50% and 150% of target value as follows:

	Relative TSR Hurdles (Percentile)	Payout Percentage
Threshold	25th	50%
Target	50th	100%
Maximum	75th	150%

Payouts at performance levels in between the hurdles will be calculated by straight-line interpolation. The TSR hurdles are based on the Company’s performance relative to the average TSR for the companies included in the SNL US Hotel REIT Index. TSR will be calculated to include share price appreciation plus dividends assuming the reinvestment of dividends as calculated by a third-party such as SNL Financial.

The following table sets forth the value of LTIP units that will be granted to each NEO under the 2017 Performance-Based LTIP Unit Awards. The number of 2017 Performance-Based LTIP Unit Awards issued to each NEO will be the grant date fair value shown below divided by the closing price of the Company’s common shares on the NYSE on February 28, 2017:

Name	Number of Performance-Based LTIP Units Awards	Grant Date Fair Value

Jeff Fisher	TBD	$1,320,000
Dennis Craven	TBD	$600,000
Peter Willis	TBD	$210,000
Jeremy Wegner	TBD	$249,000

To the extent the 2017 Performance-Based LTIP Unit Awards vest, the Company will estimate the aggregate compensation cost to be recognized over the service period determined as of the grant date under FASB ASC Topic 718, excluding the effect of estimated forfeitures, and will calculate the value at the grant date based on the probable outcome of the performance conditions.

Item 8.01     Other Events.

On February 23, 2017, the Company issued a press release announcing (1) that the Board has set the date for the 2017 annual meeting of shareholders for May 18, 2017 at 9:00 a.m. EDT with a record date of March 17, 2017 and (2) that the Board approved certain revisions to the Company’s Corporate Governance Guidelines. A copy of such press release is filed as Exhibit 99.1 to this report.

Item 9.01 Financial Statements and Exhibits

(d)    Exhibits

Exhibit No.	Description
99.1	Press release dated February 23, 2017

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHATHAM LODGING TRUST

February 23, 2017	By:	/s/ Jeremy B. Wegner

Name: Jeremy B. Wegner
Title: Senior Vice President and Chief Financial Officer